Exhibit 10.4

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (“Agreement”) is made and entered into as of the      day of                 , 2015, (the “Effective Date”) by and between Easterly Government Properties, Inc., a Maryland corporation (the “Company”), and                      (“Indemnitee”).

WHEREAS, at the request of the Company, Indemnitee currently serves as a director on the Company’s board of directors (“Board of Directors”) and/or as an officer of the Company and may, therefore, be subjected to claims, suits or proceedings arising as a result of his service; and

WHEREAS, as an inducement to Indemnitee to continue to serve as such director and/or officer, the Company has agreed to indemnify and to advance expenses and costs incurred by Indemnitee in connection with any such claims, suits or proceedings, to the maximum extent permitted by the Company’s charter (the “Charter”), the Company’s bylaws (the “Bylaws”) and applicable law; and

WHEREAS, the parties by this Agreement desire to set forth their agreement regarding indemnification and advance of expenses;

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

Section 1. Definitions. For purposes of this Agreement:

(a) “Change in Control” shall mean any of the following occurring after the Effective Date:

(i) any “person,” including a “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), but excluding the Company, any entity controlling, controlled by or under common control with the Company as of the Effective Date, including any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any such entity, and Indemnitee or any affiliate of Indemnitee and any “group” (as such term is used in Section 13(d)(3) of the Exchange Act) of which Indemnitee or any affiliate of Indemnitee is a member), is or becomes the “beneficial owner” (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of either (A) the combined voting power of the Company’s then outstanding securities or (B) the then outstanding shares of common stock of the Company (in either such case, other than as a result of an acquisition of securities directly from the Company); or

(ii) any consolidation or merger of the Company resulting in the voting securities of the Company outstanding immediately prior to the consolidation or merger representing (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) less than 50% of the combined voting power of the securities of the surviving entity or its parent outstanding immediately after such consolidation or merger; or

(iii) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by “persons” (as defined above) in substantially the same proportion as their ownership of the Company immediately prior to such sale; or

(iv) during any consecutive 24-calendar-month period, the Incumbent Directors cease, for any reason other than due to death or disability, to constitute at least a majority of the members of the Board of Directors; provided that any director whose election, or nomination for election by the Company’s shareholders, was approved or ratified by a vote of at least a majority of the Incumbent Directors shall, for purposes of this definition of “Change in Control,” be deemed to be an Incumbent Director.

(b) “Corporate Status” means the status of a person as a present or former director, officer, employee or agent of the Company or as a director, trustee, officer, partner, member, manager, managing member, fiduciary, employee or agent of any Enterprise.

(c) “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification and/or advance of Expenses is sought by Indemnitee.

(d) “Effective Date” means the date set forth in the first paragraph of this Agreement.

(e) “Enterprise” means any foreign or domestic corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving in such capacity at the request of the Company. As a clarification and without limiting the circumstances in which Indemnitee may be serving at the request of the Company, service by Indemnitee shall be deemed to be at the request of the Company if Indemnitee serves or served as a director, trustee, officer, partner, member, manager, managing member, fiduciary, employee or agent of any corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise (i) of which a majority of the voting power or equity interest is owned directly or indirectly by the Company or (ii) the management of which is controlled directly or indirectly by the Company.

(f) “ERISA” means the Employment Retirement Income Security Act of 1974, as amended.

(g) “Expenses” means any and all reasonable attorneys’ fees and costs, retainers, court costs, discovery costs, transcript costs, fees of experts and consultants, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, ERISA excise taxes and penalties and any other disbursements or expenses incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in or otherwise participating in a Proceeding. Expenses shall also include Expenses incurred in connection with any appeal resulting from any Proceeding including, without limitation, the premium, security for and other costs relating to any cost bond, supersedeas bond or other appeal bond or its equivalent.

(h) “Incumbent Directors” shall mean the members of the Board of Directors at the beginning of any consecutive 24-calendar-month period.

(i) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement or of other indemnitees under similar indemnification agreements), or (ii) any other party to or participant or witness in the Proceeding giving rise to a claim for indemnification or advance of Expenses hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(j) “Proceeding” means any threatened, pending or completed claim, action, suit, arbitration, mediation, alternative dispute resolution mechanism, investigation, inquiry, administrative hearing or any other proceeding, whether brought by or in the right of the Company or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative or investigative (formal or informal) nature or otherwise, including any appeal therefrom, except one pending or completed on or before the Effective Date unless (i) any such Proceeding was or is, in connection with Indemnitee’s Corporate Status or (ii) otherwise specifically agreed in writing by the Company and Indemnitee. If Indemnitee reasonably believes that a given situation may lead to or culminate in the institution of a Proceeding, such situation shall also be considered a Proceeding.

Section 2. Services by Indemnitee. Indemnitee will serve as a director and/or officer of the Company. However, this Agreement shall not impose any independent obligation on Indemnitee or the Company to continue Indemnitee’s service to the Company. This Agreement shall not be deemed an employment contract between the Company (or any other entity) and Indemnitee.

Section 3. General. The Company shall indemnify, and advance Expenses to, Indemnitee with respect to any Proceeding that Indemnitee is, or is threatened to be, made a party to by reason of Indemnitee’s Corporate Status (a) as provided in this Agreement and (b) otherwise to the maximum extent permitted by Maryland law in effect on the Effective Date and as amended from time to time; provided, however, that no change in the Charter, the Bylaws or in Maryland law shall have the effect of reducing the benefits available to Indemnitee hereunder based on Maryland law as in effect on the Effective Date or as they may be expanded thereafter from time to time by any change in Maryland law. The rights of Indemnitee provided in this Section 3 shall include, without limitation, the rights set forth in the other sections of this Agreement, including any additional indemnification permitted by Section 2-418(g) of the Maryland General Corporation Law (the “MGCL”). Payment of indemnification pursuant to any section of this Agreement, the Charter or the Bylaws shall be made within ten days after a determination has been made that Indemnitee is entitled to indemnification.

Section 4. Standard for Indemnification. If, by reason of Indemnitee’s Corporate Status, Indemnitee is, or is threatened to be, made a party to any Proceeding, Indemnitee shall be indemnified against all judgments, interest, penalties, fines and amounts paid in settlement and all Expenses actually and reasonably incurred by him or on his behalf in connection with any such Proceeding unless it is established that (a) the act or omission of Indemnitee was material to the matter giving rise to the Proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty on the part of Indemnitee, (b) Indemnitee actually received an improper personal benefit in money, property or services or (c) in the case of any criminal Proceeding, Indemnitee had reasonable cause to believe that his act or omission was unlawful. Notwithstanding the foregoing, (A) if clause (b) of the preceding sentence applies, Indemnitee shall be disqualified from indemnification under this Agreement only to the extent of the improper personal benefit in money, property or services actually received by Indemnitee, unless otherwise required by Maryland law; (B) it is the intention of the parties that Indemnitee shall in any event be entitled to indemnification and advance or recovery of Expenses to the maximum extent permitted by Maryland law, so that if and to the extent Maryland law now or hereafter permits indemnification and/or advance or recovery of Expenses under the circumstances described in clauses (a), (b) or (c) of the preceding sentence, then and in such event, Indemnitee shall be entitled thereto; and (C) if Indemnitee is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in a Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter.

Section 5. Certain Limits on Indemnification. Notwithstanding any other provision of this Agreement (other than Section 7), this Agreement shall not entitle Indemnitee to:

(a) indemnification hereunder, with respect to a Proceeding, if such Proceeding was by or in the right of the Company and Indemnitee is adjudged to be liable to the Company provided, however, for the sake of clarity, the Company shall advance Expenses actually and reasonably incurred by Indemnitee in connection with any such Proceeding, subject to the requirements of Section 9 of this Agreement;

(b) indemnification hereunder, with respect to a Proceeding, if such Proceeding charges improper personal benefit to Indemnitee, whether or not involving action in the Indemnitee’s official capacity, in which the Indemnitee is adjudged to be liable on the basis that personal benefit was improperly received provided, however, for the sake of clarity, the Company shall advance Expenses actually and reasonably incurred by Indemnitee in connection with any such Proceeding, subject to the requirements of Section 9 of this Agreement; or

(c) indemnification or advancement of Expenses hereunder, with respect to a Proceeding, if such Proceeding was brought by Indemnitee unless: (i) the Proceeding was brought to enforce rights under this Agreement, the Charter or the Bylaws and then only to the extent in accordance with and as authorized by Section 13(d) of this Agreement, or (ii) the Charter or the Bylaws, a resolution of the stockholders entitled to vote generally in the election of directors or of the Board of Directors, or an agreement approved by the Board of Directors to which the Company is a party expressly provides otherwise.

Section 6. No Indemnification Permitted for Section 16(b) Claims. Notwithstanding any other provision of this Agreement, this Agreement shall not entitle Indemnitee to indemnification for any judgments, interest, penalties, fines and amounts paid in settlement in a Proceeding, in whole or in part, for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act, or similar provisions of state statutory law or common law; provided, however, the Company shall pay any and all Expenses actually and reasonably incurred by Indemnitee in connection with any such Proceeding.

Section 7. Court-Ordered Indemnification. Notwithstanding any other provision of this Agreement, a court of appropriate jurisdiction, upon application of Indemnitee and such notice as the court shall require, may order indemnification in the following circumstances:

(a) if it determines Indemnitee is entitled to reimbursement under Section 2-418(d)(1) of the MGCL, the court shall order indemnification, in which case Indemnitee shall be entitled to recover the Expenses of securing such reimbursement; or

(b) if it determines that Indemnitee is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not Indemnitee (i) has met the standards of conduct set forth in Section 2-418(b) of the MGCL or (ii) has been adjudged liable for receipt of an improper personal benefit under Section 2-418(c) of the MGCL, the court may order such indemnification as the court shall deem proper. However, indemnification with respect to any Proceeding by or in the right of the Company or in which liability shall have been adjudged in the circumstances described in Section 2-418(c) of the MGCL shall be limited to Expenses.

Section 8. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, and without limiting any such provision, to the extent that Indemnitee was or is by reason of his Corporate Status made a party to (or otherwise becomes a participant in) any Proceeding and is successful, on the merits or otherwise, in the defense of such Proceeding, Indemnitee shall be indemnified for all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee under this Section 8 for all Expenses actually and reasonably incurred by him or on his behalf in connection with each such claim, issue or matter, allocated on a reasonable and proportionate basis. For purposes of this Section 8 and, without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter. The Company shall make payment of indemnification pursuant to this Section 8 within ten days after receipt by the Company of a written request therefor. For avoidance of doubt, Indemnitee’s rights to recover Expenses under this Section 8 shall be in addition to, and not in limitation of, Indemnitee’s rights to indemnification and advance or recovery of Expenses under the other provisions of this Agreement.

Section 9. Advance of Expenses for a Party. If, by reason of Indemnitee’s Corporate Status, Indemnitee is, or is threatened to be, made a party to any Proceeding, the Company shall, without requiring a preliminary determination of Indemnitee’s ultimate entitlement to indemnification hereunder, advance all reasonable Expenses incurred by or on behalf of Indemnitee in connection with such Proceeding within ten days after the receipt by the Company of a statement or statements requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by a written affirmation by Indemnitee of Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Company as authorized by law and by this Agreement has been met and a written undertaking by or on behalf of Indemnitee, in substantially the form attached hereto as Exhibit A or in such form as may be required under applicable law as in effect at the time of the execution thereof, to reimburse the portion of any Expenses advanced to Indemnitee relating to claims, issues or matters in the Proceeding as to which it shall ultimately be established that the standard of conduct has not been met by Indemnitee and which have not been successfully resolved as described in Section 8 of this Agreement. To the extent that Expenses advanced to Indemnitee do not relate to a specific claim, issue or matter in the Proceeding, such Expenses shall be allocated on a reasonable and proportionate basis. The undertaking required by this Section 9 shall be an unlimited general obligation by or on behalf of Indemnitee and shall be accepted without reference to Indemnitee’s financial ability to repay such advanced Expenses and without any requirement to post security therefor. Any such advanced Expenses shall be deemed to be an obligation of the Company to the Indemnitee and shall in no event be deemed a personal loan.

Section 10. Indemnification and Advance of Expenses of a Witness or in Response to a Subpoena. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is or may be, by reason of his Corporate Status, made a witness or otherwise asked or required to participate in any Proceeding, whether instituted by the Company or any other party, and to which Indemnitee is not a party, or receives a subpoena in any Proceeding to which he is not a party, he shall be advanced all reasonable Expenses and indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith within ten days after the receipt by the Company of a statement or statements requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee.

Section 11. Procedure for Determination of Entitlement to Indemnification.

(a) To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. Indemnitee may submit one or more such requests from time to time and at such time(s) as Indemnitee deems appropriate in his sole discretion. The officer of the Company receiving any such request from Indemnitee shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that Indemnitee has requested indemnification.

(b) Upon written request by Indemnitee for indemnification pursuant to Section 11(a) above, a determination with respect to Indemnitee’s entitlement thereto shall promptly be made in the specific case: (i) if a Change in Control shall have occurred, by Independent Counsel, in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee, which Independent Counsel shall be selected by the Indemnitee and approved by the Board of Directors in accordance with Section 2-418(e)(2)(ii) of the MGCL, which approval will not be unreasonably withheld or delayed; or (ii) if a Change in Control shall not have occurred, (A) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors or, if such a quorum cannot be obtained, then by a majority vote of a duly authorized committee of the Board of Directors consisting solely of one or more Disinterested Directors, (B) if Independent Counsel has been selected by the Board of Directors in accordance with Section 2-418(e)(2)(ii) of the MGCL and approved by the Indemnitee, which approval shall not be unreasonably withheld or delayed, by Independent Counsel, in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee or (C) if so directed by a majority of the members of the Board of Directors, by the stockholders of the Company. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination in the discretion of the Board of Directors or Independent Counsel if retained pursuant to clause (i) or clause (ii)(B) of this Section 11(b). Any Expenses actually and reasonably incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company shall indemnify and hold Indemnitee harmless therefrom.

(c) The Company shall (i) pay the reasonable fees and expenses of Independent Counsel, if one is appointed, (ii) fully indemnify such Independent Counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto and (iii) pay all reasonable fees and expenses incident to the procedures of Section 11(b) hereof, regardless of the manner in which such Independent Counsel was selected or appointed, including, without limitation, reasonable fees and expenses incurred by Indemnitee.

(d) The Company shall make a determination of Indemnitee’s entitlement to indemnification pursuant to Section 11(b) of this Agreement within 60 days after receipt by the Company of Indemnitee’s request for indemnification.

Section 12. Presumptions and Effect of Certain Proceedings.

(a) In making any determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 11(a) of this Agreement, and the Company shall have the burden of proof and the burden of persuasion by clear and convincing evidence to overcome that presumption in connection with the making of any determination contrary to that presumption. Neither the failure of the Company (including by the Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by the Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, does not create a presumption that Indemnitee did not meet the requisite standard of conduct described herein for indemnification.

(c) The knowledge or actions, or failure to act, of any other director, officer, employee or agent of the Company or any other director, trustee, officer, partner, member, manager, managing member, fiduciary, employee or agent of any other foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise shall not be imputed to Indemnitee for purposes of determining Indemnitee’s right to indemnification under this Agreement.

(d) The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any Proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such Proceeding with or without payment of money or other consideration), it shall be presumed that Indemnitee has been successful on the merits or otherwise in such Proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

Section 13. Remedies of Indemnitee.

(a) If (i) a determination is made pursuant to Section 11(b) of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, or (ii) no determination of Indemnitee’s entitlement to indemnification shall have been made pursuant to Section 11(b) of this Agreement within 60 days after receipt by the Company of the request for indemnification, (iii) advancement of Expenses is not timely made pursuant to Section 9 of this Agreement, (iv) payment of indemnification that is owed to an Indemnitee is not made pursuant to this Agreement within ten days after receipt by the Company of a written request therefor, (v) payment of indemnification is not made within ten days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 11 of this Agreement or (vi) a determination has been made with respect to the allocation of liability between the Company and Indemnitee pursuant to Section 15(b) or 15(d) of this Agreement and Indemnitee disagrees with that allocation, Indemnitee shall be entitled to pursue an adjudication in court or a determination in an arbitration proceeding of his entitlement to such indemnification, or to the allocation of liability between the Company and the Indemnitee pursuant to Section 15(b) or 15(d) of this Agreement. If Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 13(a), Indemnitee shall not be required to reimburse the Company for any advances pursuant to Section 9 of this Agreement until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).

(b) For all proceedings commenced by Indemnitee pursuant to Section 13(a) or otherwise with respect to Indemnitee’s rights to indemnification or advance of Expenses hereunder or pursuant to the Charter or the Bylaws or applicable law, Indemnitee shall be entitled to pursue an adjudication in an appropriate court located in the State of Maryland or sitting in New York, New York, or in any other court of competent jurisdiction. The parties hereby consent to the jurisdiction of the New York District Court and the United States District Court for the District of New York, in each case sitting in New York, New York. Accordingly, with respect to any such court action commenced in such courts sitting in New York, New York, the Company and Indemnitee each hereby (i) submits to the personal jurisdiction of such courts; (ii) consents to service of process; and (iii) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process. Alternatively, Indemnitee, at his option, may seek a determination in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Such arbitration proceedings shall be conducted in New York, New York. Except as set forth herein, the provisions of Maryland law (without regard to its conflicts of laws rules) shall apply to any such arbitration. The Company shall not oppose Indemnitee’s right to seek any such adjudication or determination in arbitration. In any such judicial proceeding or arbitration, Indemnitee shall be presumed to be entitled to indemnification or advance of Expenses, as the case may be, under this Agreement and the Company shall have the burden of proving that Indemnitee is not entitled to indemnification or advance of Expenses, as the case may be. The Company shall, to the fullest extent not prohibited by law, be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 13 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all of the provisions of this Agreement.

(c) If a determination shall have been made pursuant to Section 11(b) of this Agreement that Indemnitee is entitled to indemnification, or a determination shall have been made with respect to the Company’s responsibility for costs under 15(b) or 15(d), the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 13, absent a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statements not materially misleading, in connection with the request for indemnification. If a determination shall have been made pursuant to Section 11(b) of this Agreement that Indemnitee is not entitled to indemnification or a determination shall have been made regarding allocation of liability between the Company and Indemnitee pursuant to Section 15(b) or 15(d), any judicial proceeding commenced pursuant to this Section 13 shall be conducted in all respects as a de novo trial on the merits, and Indemnitee shall not be prejudiced by reason of the adverse determination under Section 15(b), 15(d) or 11(b).

(d) In the event that Indemnitee seeks a judicial adjudication or a determination in arbitration to enforce his rights under, or to recover damages for breach of, this Agreement or the Charter or the Bylaws or applicable law, or to recover under any directors’ and officers’ or other similar liability insurance policies maintained by the Company, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company for, any and all Expenses actually and reasonably incurred by him in such judicial adjudication or arbitration if Indemnitee is determined to be entitled to any portion of the indemnification or advance of Expenses sought or insurance recovery; provided, however if it shall be determined in such judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advance of Expenses sought, the Expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

(e) The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 13 or any other Proceeding, judicial or otherwise, that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all of the provisions of this Agreement. The Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within ten business days after receipt by the Company of a written request therefore) advance, to the extent not prohibited by applicable law, such Expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advancement of Expenses from the Company under this Agreement or under any directors’ and officers’ or other similar liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses or insurance recovery, as the case may be.

(f) Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding, except that the Company shall reimburse or advance Expenses to Indemnitee as requested and in accordance with the terms and provisions of this Agreement.

(g) Interest shall be paid by the Company to Indemnitee at the maximum rate allowed to be charged for judgments under the Courts and Judicial Proceedings Article of the Annotated Code of Maryland for amounts which the Company pays or is obligated to pay for the period commencing with the date on which the Company was requested to advance Expenses in accordance with Section 9 of this Agreement or to make the determination of entitlement to indemnification under Section 11(a) above and ending on the date such payment is made to Indemnitee by the Company.

Section 14. Defense of the Underlying Proceeding.

(a) Indemnitee shall notify the Company promptly in writing upon being served with any summons, citation, subpoena, complaint, indictment, request or other document relating to any Proceeding which may result in the right to indemnification or the advance of Expenses hereunder and shall include with such notice a description of the nature of the Proceeding and a summary of the facts underlying the Proceeding. The failure to give any such notice shall not disqualify Indemnitee from the right, or otherwise affect in any manner any right of Indemnitee, to indemnification or the advance of Expenses under this Agreement unless the Company’s ability to defend in such Proceeding or to obtain proceeds under any insurance policy is materially and adversely prejudiced thereby, and then only to the extent the Company is thereby actually so prejudiced.

(b) Subject to the provisions of the last sentence of this Section 14(b) and of Section 14(c) below, the Company shall have the right to defend Indemnitee in any Proceeding which may give rise to indemnification hereunder; provided, however, that the Company shall notify Indemnitee of any such decision to defend within 15 calendar days following receipt of notice of any such Proceeding under Section 14(a) above. The Company shall not, without the prior written consent of Indemnitee, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise which (i) includes an admission of fault of Indemnitee, (ii) does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such Proceeding, which release shall be in form and substance reasonably satisfactory to Indemnitee or (iii) would impose any Expense, judgment, fine, penalty or limitation on Indemnitee that is not being concurrently paid or discharged in full by the Company or a third party. This Section 14(b) shall not apply to a Proceeding brought by Indemnitee under Section 13 of this Agreement.

(c) Notwithstanding the provisions of Section 14(b) above, if in a Proceeding to which Indemnitee is a party by reason of Indemnitee’s Corporate Status, (i) Indemnitee reasonably concludes, based upon an opinion of reputable counsel, that he may have separate defenses or counterclaims to assert with respect to any issue which may not be consistent with other defendants in such Proceeding, (ii) Indemnitee reasonably concludes, based upon an opinion of reputable counsel, that an actual or apparent conflict of interest or potential conflict of interest exists between Indemnitee and the Company or between Indemnitee and other parties to the proceeding who are indemnitees of the Company, or (iii) if the Company fails to assume the defense of such Proceeding in a timely manner, Indemnitee shall be entitled to be represented by separate reputable legal counsel of Indemnitee’s choice, at the expense of the Company. In addition, if the Company fails to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any Proceeding to deny or to recover from Indemnitee the benefits intended to be provided to Indemnitee hereunder, Indemnitee shall have the right to retain reputable counsel of Indemnitee’s choice, at the expense of the Company (subject to Section 13(d) of this Agreement), to represent Indemnitee in connection with any such matter.

Section 15. Contribution.

(a) If the indemnification provided in this Agreement is unavailable in whole or in part and may not be paid to Indemnitee for any reason, other than for failure to satisfy the standard of conduct set forth in Section 4 or due to the provisions of Section 5, then, in respect of any threatened, pending or completed Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such Proceeding without requiring Indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution the Company may have against Indemnitee.

(b) Without diminishing or impairing the obligations of the Company set forth in Section 15(a) hereof, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall contribute to the amount of Expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and its directors, officers or employees, and/or directors, trustees, officers, partners, members, managers, managing members, fiduciaries, employees or agents of any Enterprise, as applicable, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to applicable law, be further adjusted by reference to the relative fault of the Company and/or its directors, officers, employees, agents, authorized signatories or fiduciaries, as applicable, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such Expenses, judgments, fines, taxes or settlement amounts, as well as any other equitable considerations which applicable law may require to be considered. The relative fault of the Company and/or its directors, officers, employees, agents, authorized signatories or fiduciaries and/or directors, trustees, officers, partners, members, managers, managing members, fiduciaries, employees or agents of any Enterprise, as applicable, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

(c) The Company shall fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by directors, officers, employees, authorized signatories, agents or fiduciaries of the Company or directors, trustees, officers, partners, members, managers, managing members, fiduciaries, employees or agents of any Enterprise, other than Indemnitee, who are jointly liable with Indemnitee.

(d) To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, other than for failure to satisfy the standard of conduct set forth in Section 4 or due to the provisions of Section 5, then, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents, and/or directors, trustees, officers, partners, members, managers, managing members, fiduciaries, employees or agents of any Enterprise, as applicable, other than Indemnitee) and Indemnitee in connection with such event(s) and/or transaction(s).

Section 16. Non-Exclusivity; Survival of Rights; Subrogation.

(a) The rights of indemnification and advance of Expenses as provided by this Agreement shall not be deemed exclusive of but shall be in addition to any other rights to which Indemnitee may at any time be entitled under applicable law, the Charter or the Bylaws, any agreement with the Company, a resolution of the stockholders entitled to vote generally in the election of directors or of the Board of Directors, or otherwise. Unless consented to in writing by Indemnitee, no amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal, regardless of whether a claim with respect to such action or inaction is raised prior or subsequent to such amendment, alteration or repeal. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right or remedy shall be cumulative and in addition to every other right or remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion of any right or remedy hereunder, or otherwise, shall not prohibit the concurrent assertion or employment of any other right or remedy.

(b) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action reasonably necessary to secure such rights, including execution of such documents as are reasonably necessary to enable the Company to bring suit to enforce such rights.

Section 17. Insurance. The Company will use its commercially reasonable efforts to acquire directors and officers liability insurance, on terms and conditions deemed appropriate by the Board of Directors, with the advice of counsel, covering Indemnitee for any claim made against Indemnitee by reason of his Corporate Status and covering the Company for any indemnification or advance of Expenses made by the Company to Indemnitee for any claims made against Indemnitee by reason of his Corporate Status; provided, however, that for so long as Indemnitee shall remain a director and/or officer of the Company and thereafter with respect to any such prior service, in all policies of director and officer liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s officers and directors. Without in any way limiting any other obligation under this Agreement, the Company shall indemnify Indemnitee for any payment by Indemnitee arising out of the amount of any deductible or retention and the amount of any excess of the aggregate of all judgments, penalties, fines, settlements and Expenses incurred by Indemnitee in connection with a Proceeding over the coverage of any insurance referred to in the previous sentence. The purchase, establishment and maintenance of any such insurance shall not in any way limit or affect the rights or obligations of the Company or Indemnitee under this Agreement except as expressly provided herein, and the execution and delivery of this Agreement by the Company and the Indemnitee shall not in any way limit or affect the rights or obligations of the Company under any such insurance policies. If, at the time the Company receives notice from any source of a Proceeding to which Indemnitee is a party or a participant (as a witness or otherwise) the Company has director and officer liability insurance in effect, the Company shall give prompt notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies, and take commercially reasonable steps necessary to establish coverage for Indemnitee under such insurance in connection with such Proceeding.

Section 18. Coordination of Payments. The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable or payable or reimbursable as Expenses hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

Section 19. Reports to Stockholders. To the extent required by the MGCL, the Company shall report in writing to its stockholders the payment of any amounts for indemnification of, or advance of Expenses to, Indemnitee under this Agreement arising out of a Proceeding by or in the right of the Company with the notice of the meeting of stockholders of the Company next following the date of the payment of any such indemnification or advance of Expenses or prior to such meeting.

Section 20. Duration of Agreement; Binding Effect.

(a) This Agreement shall continue until and terminate on the later of (i) the date that Indemnitee shall have ceased to serve as a director, officer, employee or agent of the Company or as a director, trustee, officer, partner, member, manager, managing member, fiduciary, employee or agent of any other foreign or domestic corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving in such capacity at the request of the Company and (ii) the date that Indemnitee is no longer subject to any actual or possible Proceeding with respect to which Indemnitee is or may be entitled to indemnification or advance or recovery of Expenses pursuant to this Agreement (including any rights of appeal thereto and any Proceeding commenced by Indemnitee pursuant to Section 13 of this Agreement).

(b) The indemnification and advance of Expenses provided by, or granted pursuant to, this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent of the Company or a director, trustee, officer, partner, member, manager, managing member, fiduciary, employee or agent of any other foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving in such capacity at the request of the Company, and shall inure to the benefit of Indemnitee and his spouse, assigns, heirs, devisees, executors and administrators, and other legal representatives.

(c) The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance reasonably satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

(d) The Company and Indemnitee agree herein that a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which he may be entitled. Indemnitee shall further be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertakings in connection therewith. The Company acknowledges that, in the absence of a waiver, a bond or undertaking may be required of Indemnitee by a court, and the Company hereby waives any such requirement of such a bond or undertaking.

Section 21. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 22. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. One such counterpart signed by the party against whom enforceability is sought shall be sufficient to evidence the existence of this Agreement.

Section 23. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

Section 24. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

Section 25. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered by hand, (ii) if mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (iii) when sent by facsimile, if sent during normal business hours of the recipient, and otherwise on the next business day after sending, or (iv) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt:

(a)	If to Indemnitee, to the address set forth on the signature page hereto.

(b)	If to the Company, to:

Easterly Government Properties, Inc.

2101 L Street NW

Suite 750

Washington, D.C. 20037

Fax: (617) 581-1440

Attn: William C. Trimble, III

or to such other address as may have been furnished in writing to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

Section 26. Governing Law. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Maryland, without regard to its conflicts of laws rules.

Section 27. Miscellaneous. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

EASTERLY GOVERNMENT PROPERTIES, INC.

By:
Name:
Title:

INDEMNITEE:

Name:
Address:

Indemnification Agreement

EXHIBIT A

FORM OF UNDERTAKING TO REPAY EXPENSES ADVANCED

The Board of Directors of Easterly Government Properties, Inc.

Re: Undertaking to Repay Expenses Advanced

Ladies and Gentlemen:

This undertaking is being provided pursuant to that certain Indemnification Agreement dated the      day of                 , 2015, by and between Easterly Government Properties, Inc., a Maryland corporation (the “Company”), and the undersigned Indemnitee (the “Indemnification Agreement”), pursuant to which I am entitled to advance of Expenses in connection with [Description of Proceeding] (the “Proceeding”).

Terms used herein and not otherwise defined shall have the meanings specified in the Indemnification Agreement.

I am subject to the Proceeding by reason of my Corporate Status or by reason of alleged actions or omissions by me in such capacity. I hereby affirm my good faith belief that at all times, insofar as I was involved as [a director] [an officer] of the Company, in any of the facts or events giving rise to the Proceeding, I (1) did not act with bad faith or active or deliberate dishonesty, (2) did not receive any improper personal benefit in money, property or services and (3) in the case of any criminal proceeding, had no reasonable cause to believe that any act or omission by me was unlawful.

In consideration of the advance of Expenses by the Company for reasonable attorneys’ fees and related Expenses incurred by me in connection with the Proceeding (the “Advanced Expenses”), I hereby agree that if, in connection with the Proceeding, it is established by a final determination (as to which all rights of appeal have been exhausted or lapsed) that (1) an act or omission by me was material to the matter giving rise to the Proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty on my part or (2) I actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, I had reasonable cause to believe that the act or omission was unlawful, then I shall promptly reimburse the portion of the Advanced Expenses relating to the claims, issues or matters in the Proceeding as to which the foregoing findings have been established as aforesaid, except to the extent, if any, that I am otherwise entitled to indemnification for such Expenses pursuant to Section 8 or the last sentence of Section 4 of the Indemnification Agreement.

IN WITNESS WHEREOF, I have executed this Affirmation and Undertaking on this      day of                 , 20    .